UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2023 (December 3, 2023)

ASGN Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-35636	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4400 Cox Road, Suite 110
Glen Allen, Virginia 23060
(Address, including zip code, of Principal Executive Offices)
(888) 482-8068
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASGN	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2023, Marty R. Kittrell provided notice to ASGN Incorporated (the “Company”) that he is retiring as a member of the Board of Directors (the “Board”) of the Company and does not intend to stand for re-election as a director of the Company upon the expiration of his current term at the Company’s 2024 annual meeting of stockholders in June.

As a former Chief Financial Officer, during his 12 years of dedicated service to the Company as a Board member and the Chair of the Audit Committee, Mr. Kittrell provided invaluable guidance to management and the Board through the Company’s public offerings of debt, acquisitions and divestitures, and other strategic activity. Mr. Kittrell served on the Board during the platform acquisition of ECS in 2018, along with 13 additional strategic acquisitions throughout his tenure, during which he provided strategic insight and support as the Company evolved to provide IT staffing and consulting solutions. In tendering notice of his retirement, Mr. Kittrell stated, “I feel great about the current state of the Company and its positioning for the future.” He expressed no disagreement with the Company.

“ASGN, our management and our entire Board are so grateful to have benefited from Marty’s dedication, support, and guidance, particularly in his service as Chair of the Audit Committee over the past 12 years,” said Ted Hanson, Chief Executive Officer of the Company. “We wish him well in his very well-deserved retirement.”

Current director and member of the Audit Committee, Maria R. Hawthorne, will assume the role of Chair of the Audit Committee following Mr. Kittrell’s retirement. Ms. Hawthorne has served on the Board since June 2021, and was most recently the chief executive officer at PS Business Parks, Inc., a publicly-traded real estate investment trust. Prior to that she had previously held roles with the company as its chief financial officer, chief administrative officer, and regional senior and executive vice president. Ms. Hawthorne brings extensive experience in financial and operational strategies, capital markets, M&A, and enterprise risk management. Mr. Hanson continued, “We are in excellent hands with Ms. Hawthorne as our new Audit Chair. Her experience as a public company CEO and CFO makes her a great fit for this role, and we expect her transition into the chair position to be seamless.”

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
104.1	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASGN Incorporated

Date: December 7, 2023	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Senior Vice President, Chief Legal Officer and Secretary